Exhibit 99.1

JMP GROUP ANNOUNCES PUBLIC OFFERING OF SENIOR NOTES

SAN FRANCISCO, Nov. 20, 2017 — JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, announced today that its wholly owned subsidiary, JMP Group Inc., is commencing an underwritten public offering of senior notes due 2027. The company intends to use a portion of the net proceeds of the offering to redeem some or all of its outstanding 7.25% Senior Notes due 2021 or 8.00% Senior Notes due 2023, or both, following the completion of the offering and the remainder for general corporate purposes.

UBS Securities LLC and Morgan Stanley & Co. LLC are acting as joint bookrunning managers of the offering; JMP Securities LLC and Barrington Research Associates, Inc. are acting as co-managers. The underwriters may be granted a 30-day option to purchase additional senior notes to cover overallotments, if any.

This offering is being made only by the prospectus and prospectus supplement related to this offering. The notes will be issued pursuant to an effective shelf registration statement previously filed on Form S-3 with the U.S. Securities and Exchange Commission. The preliminary prospectus supplement, accompanied by the base prospectus related to the offering, has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained from UBS Securities LLC, Attn: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, by telephone at (888) 827-7275, or Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, New York, NY 10014, by telephone at
(800) 584-6837.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed offering of senior notes and the anticipated use of the net proceeds from the offering. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2016, as filed with the U.S. Securities and Exchange Commission on March 14, 2017, and other factors described in the section entitled “Risk Factors” in the company’s preliminary prospectus supplement related to the proposed offering filed with the SEC on the date of this press release as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. Such forward-looking statements speak only as of the date of this press release. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund, venture and private capital, and credit management activities though Harvest Capital Strategies, JMP Asset Management and JMP Credit Advisors; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company, through HCAP Advisors. For more information, visit www.jmpg.com.

Investor Relations Contact	Media Relations Contacts
JMP Group LLC	Dukas Linden Public Relations, Inc.

Andrew Palmer	Ben Jaffe
(415) 835-8978	(212) 704-7385
apalmer@jmpg.com	ben@dlpr.com

Zach Leibowitz
(212) 704-7385
zach@dlpr.com